ACKNOWLEDGEMENT OF
RENEWAL AND EXTENSION OF ADVISORY AGREEMENT
of Hines Global Income Trust, Inc.
THIS ACKNOWLEDGMENT OF RENEWAL AND EXTENSION OF ADVISORY AGREEMENT (this “Acknowledgement”), dated effective as of December 13, 2018, is entered into by and among Hines Global REIT II Advisors LP, a Texas limited partnership (the "Advisor"), Hines Global REIT II Properties LP, a Delaware limited partnership (the "Company"), and Hines Global Income Trust, Inc., a Maryland corporation and the general partner of the Company (the "General Partner"). The Company, the Advisor and the General Partner are collectively referred to as the "Parties." Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).
WHEREAS, the Parties entered into that certain Amended and Restated Advisory Agreement (the "Original Agreement"), dated as of December 6, 2017, for an initial term (the “Term”) of one year from the date of the Advisory Agreement, pursuant to which the Advisor agreed to provide certain services to the Company;
WHEREAS, the Original Agreement was amended by that certain Amendment to Amended and Restated Advisory Agreement dated effective as of December 6, 2018, extending the initial term until December 31, 2018, and providing that each successive one-year term of the Advisory Agreement shall hereafter commence on January 1st of a calendar year and expire on December 31st after the renewal, if any, of the Advisory Agreement; (such amendment together with the Original Agreement, the "Advisory Agreement");
WHEREAS, the Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the Parties, provided that the renewal is approved by a majority of the independent directors of the General Partner (also being all of the members of the Conflicts Committee of the Board of Directors of the General Partner);
WHEREAS, the Parties desire to enter into this Acknowledgement to extend the Term from January 1, 2019 to December 31, 2019;
WHEREAS, all of the independent directors of the General Partner (also being all of the members of the Conflicts Committee of the Board of Directors of the General Partner) desire to amend the Advisory Agreement to extend the term of the Advisory Agreement Term from January 1, 2019 to December 31, 2019;
NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the Parties hereto do hereby agree as follows:

1.    Effective as of the date hereof, the expiration of the current term of the Advisory Agreement is hereby extended from January 1, 2019 to December 31, 2019.
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IN WITNESS WHEREOF, the Parties have caused this Acknowledgment to be signed by their respective duly authorized officers, effective as of the date set forth above.

HINES GLOBAL REIT II PROPERTIES LP By: Hines Global Income Trust, Inc., its general partner By: Sherri W. Schugart President and Chief Executive Officer
HINES GLOBAL REIT II ADVISORS LP By: Hines Global REIT II Advisors GP LLC, its general partner By: Sherri W. Schugart President and Chief Executive Officer
HINES GLOBAL INCOME TRUST, INC. By: Sherri W. Schugart President and Chief Executive Officer